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Exhibit (d)(1)

                          INVESTMENT ADVISORY AGREEMENT

     THIS AGREEMENT, made as of the 21st day of November, 2006, by and between Stewart Capital Mutual Funds, a Delaware statutory trust, on behalf of its initial series the Stewart Capital Mid Cap Fund (the "Fund") and Stewart Capital Advisors, LLC, a limited liability company (the "Adviser").

1. INVESTMENT ADVISORY SERVICES

     The Fund hereby engages the Adviser, and the Adviser hereby agrees to act as investment adviser for, and to manage the affairs, business and the investment of the assets of the Fund.

     The investment of the assets of the Fund shall at all times be subject to the applicable provisions of the Articles of Incorporation, By-Laws, Registration Statement on Form N-1A and any representations contained in the Prospectus of the Fund and shall conform to the policies and purposes of the Fund as set forth in such Registration Statement and Prospectus and (i) as interpreted from time to time by the Board of Trustees of the Fund and (ii) as may be amended from time to time by the Board of Trustees and/or the shareholders of the Fund as permitted by the Investment Company Act of 1940, as amended. Within the framework of the investment policies of the Fund, the Adviser shall have the sole and exclusive responsibility for the management of the Fund's assets and making and execution of all investment decisions for the Fund. The Adviser shall report to the Board of Trustees of the Fund regularly at such times and in such detail as the Board may from time to time determine to be appropriate, in order to permit the Board to determine the adherence of the Adviser to the investment policies of the Fund.

     The Adviser shall, at its own expense, furnish the Fund with suitable office space, and all necessary office facilities, equipment and personnel for servicing the investments of the Fund. The Adviser shall arrange, if requested by the Fund, for officers, employees or other Affiliated Persons (as defined in Section 2(a)(3) of the Investment Company Act of 1940, as amended and the rules, regulations and releases relating thereto) of the Adviser to serve without compensation from the Fund as directors, officers, or employees of the Fund if duly elected to such positions by the shareholders or directors of the Fund.

     The Adviser hereby acknowledges that all records necessary in the operation of the Fund, including records pertaining to its shareholders and investments, are the property of the Fund, and in the event that a transfer of management or investment advisory services to someone other than the Adviser should ever occur, the Adviser will promptly, and at its own cost, take all steps necessary to segregate such records and deliver them to the Fund.

2. COMPENSATION FOR SERVICES

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     In payment for all services, facilities, equipment and personnel, and for other costs of the Adviser hereunder, the Fund shall pay to the Adviser a fee, computed and paid monthly at the annual rate of .70% of the Fund's average daily net asset value. Such average daily net asset value of the Fund shall be determined by taking an average of all of the determinations of such net asset value during such month while this Agreement is in effect.

     For purposes of the calculation of such fee, the Fund's net assets shall be computed at the times and in the manner specified in the Fund's Registration Statement on Form N-1A. Such fee shall be payable on the fifth day of each calendar month for service performed hereunder during the preceding month.

3. ALLOCATION OF EXPENSES

     (a) In addition to the fees described in Section 2 hereof, the Fund shall pay all its expenses which are not assumed by the Adviser in its capacity as the Fund's investment adviser. These Fund expenses include, by way of example, but not by way of limitation, (a) brokerage and commission expenses; (b) interest charges on borrowings; (c) fees and expenses of legal counsel and independent auditors; (d) the Fund's organizational and offering expenses, whether or not advanced by the Adviser; (e) Federal, state, local and foreign taxes, including issue and transfer taxes incurred by or levied on the Fund; (f) any expenses (including clerical expenses) of issuance, sale or repurchase of the common shares of the Fund; (g) association membership dues; (h) fees and expenses of registering the Fund's shares under the appropriate Federal securities laws and of qualifying the Fund's shares under applicable state securities laws; (i) expenses of printing and distributing reports, notices and proxy materials to shareholders; (j) costs of annual and special shareholders' meetings; (k) expenses of filing reports and other documents with governmental agencies; (l) charges and expenses of the Fund's Administrator, custodian and registrar, transfer agent and dividend disbursing agent; (m) expenses of disbursing dividends and distributions; (n) compensation of the Fund's officers, directors and employees that are not Affiliated Persons or Interested Persons (as defined in Section 2(a) of the Investment Company Act of 1940, as amended and the rules, regulations and releases relating thereto) of the Adviser; (o) the cost of other personnel providing services to the Fund; (p) travel expenses for attendance of Board of Trustees meetings by all members of the Board of Trustees of the Fund;
(q) insurance expenses; (r) costs of stationery and supplies; and (s) any extraordinary expenses of a nonrecurring nature.

     (b) Notwithstanding the foregoing, if the aggregate expenses incurred by, or allocated to, the Fund in any fiscal year shall exceed the expense limitations applicable to the Fund imposed by state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the Adviser shall reimburse the Fund for such excess, provided that Adviser's reimbursement obligation will be limited to the amount of fees it receives from the Fund during the period in which such expense limitations were exceeded, unless otherwise required by applicable laws or regulations. With respect to portions of a fiscal year in which this contract shall be in effect, the foregoing limitations shall be prorated according to the proportion which that portion of the fiscal year bears to the full fiscal year. Any payments required to be made by this Paragraph 3(b) shall be made once a year promptly after the end of the Fund's fiscal year.

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4. FREEDOM TO DEAL WITH THIRD PARTIES

     The Adviser shall be free to render services to others similar to those rendered under this Agreement or of a different nature except as such services may conflict with the services to be rendered or the duties to be assumed hereunder.

5. USE OF NAME "STEWART CAPITAL"

     The Adviser hereby grants to the Fund a royalty-free, non-exclusive license to use the name "Stewart Capital" in the name of the Fund of any series thereof for the duration of this Agreement and any extensions or renewals thereof. Such license may, upon termination of this Agreement, be terminated by the Adviser, in which event the Fund shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name "Stewart Capital" in the name of the Fund or otherwise. The name "Stewart Capital" may be used or licensed by the Adviser in connection with any of its activities or licensed by the Adviser to any other party.

6. PORTFOLIO TRANSACTIONS AND BROKERAGE

     (a) The Adviser is authorized, in arranging the purchase and sale of the Fund's portfolio securities, to employ or deal with such members of securities or commodities exchanges, brokers or dealers, (hereinafter "broker-dealers"), as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the Fund's portfolio transactions as well as to obtain, consistent with the provisions of subparagraph "(c)" of this paragraph "6," the benefit of such investment information or research as will be of significant assistance to the performance by the Adviser of its investment management functions.

     (b) The Adviser shall select broker-dealers to effect the Fund's portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by Adviser on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

     (c) Adviser shall have discretion, in the interests of the Fund, to allocate brokerage on the Fund's portfolio transactions to broker-dealers qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e)(3) of the Securities Exchange Act of 1934) for the Fund and/or other accounts

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for which Adviser has "investment discretion" (as that term is defined in
Section 3(a)(35) of the Securities Exchange Act of 1934) and to cause the Fund to pay such broker-dealers a commission for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if the Adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of Adviser with respect to the accounts as to which it exercises investment discretion. In reaching such determination, the Adviser will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer. In demonstrating that such determinations were made in good faith, Adviser shall be prepared to show that all commissions were allocated for the purposes contemplated by this Agreement and that the total commissions paid by the Fund over a representative period selected by the Fund's trustees were reasonable in relation to the benefits to the Fund.

     (d) The Adviser may aggregate sales and purchase orders of the assets of the Fund with similar orders being made simultaneously for other accounts advised by the Adviser. Whenever the Adviser simultaneously places orders to purchase or sell the same asset on behalf of the Fund and one or more other accounts advised by the Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

7. ADVISER REPRESENTATIONS AND WARRANTIES

     The Adviser represents and warrants that it: (i) is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act") (and will continue to be so registered for so long as this Agreement remains in effect); (ii) is not prohibited by the Investment Company Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; and (iv) will promptly notify the Fund of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise.

8. EFFECTIVE DATE, DURATION AND TERMINATION OF AGREEMENT

     Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect for an initial two year term from the date of its execution as indicated above and thereafter shall continue in effect for successive periods of 12 months thereafter, provided that each continuance is specifically approved annually by (a) the vote of a majority of the Fund's Board of Trustees who are not parties to the Agreement or interested persons (as defined in the Investment Company Act of 1940, as amended and the rules, regulations and releases relating thereto), cast in person at a meeting called for the purpose of voting on approval and (b) either (i) the vote of a

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majority of the outstanding voting securities of the Fund or (ii) the vote of a majority of the Fund's Board of Trustees.

     This Agreement may be terminated at any time without the payment of any penalty by the vote of the Board of Trustees of the Fund or by the vote of the holders of a majority of the outstanding shares of the Fund, upon sixty (60) days written notice to the Adviser. The Adviser may terminate this Agreement without penalty on ninety (90) days written notice to the Fund. This Agreement shall automatically terminate in the event of its assignment as defined in the Investment Company Act of 1940 and the rules thereunder. This Agreement shall automatically terminate upon completion of the dissolution, liquidation and winding up of the Fund.

     Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding shares of the Fund shall mean the vote of 67% or more of such shares if the holders of more than 50% of such shares are present in person or by proxy or the vote of more than 50% of such shares, whichever is less.

9. LIMITATION OF LIABILITY

     The Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or its shareholders in connection with the performance of its duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement. Notwithstanding the above, the Adviser acknowledges that federal and state securities laws impose liability under certain circumstances when a person acts in good faith, and nothing herein shall be construed as a limitation or waiver on any rights that the Fund may have under federal or state securities laws.

10. AMENDMENTS TO AGREEMENT

     No material amendment to this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding shares of the Fund.

11. DISCLAIMER OF SHAREHOLDER LIABILITY

     The Adviser understands that the obligations of the Fund under this Agreement are not binding upon any Trustee or shareholder of the Fund personally, but bind only the Fund and the Fund's property. The Adviser represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder liability for acts or obligations of the Fund.

12. NOTICES

     Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for receipt of such notice.

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     IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                        STEWART CAPITAL MUTUAL FUNDS


                                        By: /s/ Malcolm E. Polley
                                            ------------------------------------
                                        Its: President


                                        STEWART CAPITAL ADVISORS, LLC


                                        By: /s/ Malcolm E. Polley
                                            ------------------------------------
                                        Its: President

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